UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2022

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12730 High Bluff Drive, Suite 400, San Diego, CA		92130
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KURA	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 24, 2022, Kura Oncology, Inc. (the “Company”) entered into a sales agreement (the “Agreement”) with SVB Securities LLC (“SVB Securities”), Credit Suisse Securities (USA) LLC and Cantor Fitzgerald & Co. (collectively, the “Agents”) under which the Company may offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $150,000,000 through the Agents as its sales agents (the “ATM Offering”).

The Agents may sell the Common Stock by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made by means of ordinary brokers’ transactions on the Nasdaq Global Select Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by the Company. The Agents will use commercially reasonable efforts to sell the Common Stock from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agents a commission of up to 3.0% of the gross sales proceeds of any Common Stock sold through the Agents under the Agreement, and also has provided the Agents with customary indemnification rights.

The Company is not obligated to make any sales of Common Stock under the Agreement. The offering of shares of Common Stock pursuant to the Agreement will terminate upon the earlier of (i) the sale of all Common Stock subject to the Agreement or (ii) termination of the Agreement in accordance with its terms.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The shares of Common Stock being offered pursuant to the Agreement will be offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-251172). On February 24, 2022, the Company filed a prospectus supplement relating to the ATM Offering with the Securities and Exchange Commission (the “SEC”).

The legal opinion of Cooley LLP relating to the shares of Common Stock being offered pursuant to the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02.	Termination of a Material Definitive Agreement.

On February 24, 2022, the Company and the Prior Agents (as defined below) agreed to terminate the sales agreement (the “Prior Agreement”) that the Company entered into with SVB Securities and Stifel, Nicolaus & Company, Incorporated (collectively, the “Prior Agents”) on March 5, 2019, effective February 24, 2022. Under the Prior Agreement, the Company was permitted to offer and sell, from time to time at its sole discretion, shares of Common Stock, having an aggregate offering price of up to $75,000,000 through the Prior Agents by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act. The Company did not sell any shares of its Common Stock under the Prior Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of Cooley LLP.

10.1	Sales Agreement, dated February 24, 2022, by and among Kura Oncology, Inc., SVB Securities LLC, Credit Suisse Securities (USA) LLC and Cantor Fitzgerald & Co.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: February 24, 2022	By:	/s/ Teresa Bair
Teresa Bair
Chief Legal Officer